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                                                                    EXHIBIT 99.1
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FOR IMMEDIATE RELEASE                                      CONTACT: LES VAN DYKE
                                                    DIRECTOR, INVESTOR RELATIONS
                                                                  (281) 492-5370

                    DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
                 LETTER OF INTENT TO CONSTRUCT TWO JACK-UP RIGS

Houston, TX, May 2, 2005 -- Diamond Offshore Drilling, Inc. (NYSE:DO) today announced that the Company has entered into a letter of intent with Keppel FELS Limited in Singapore for construction of two high-performance premium jack-up rigs. The units, one to be constructed in Singapore, and the other in Brownsville, TX, are expected to have an aggregate cost of approximately $300 million, including spares, commissioning, site supervision and other costs the Company may incur during the course of construction.

Both rigs will be 350-ft. KFELS MOD V B-Class (Super) design, capable of drilling depths of up to 35,000 ft. with a hook load capacity of 2 million pounds and a cantilever reach of 70 ft. Delivery of both units is anticipated in the first quarter of 2008. The letter of intent also provides an option for construction of a third jack-up rig at a later date. The transaction is subject to execution of a definitive construction contract.

Diamond Offshore President and Chief Operating Officer, Larry Dickerson, said "The primary focus of the Company has been enhancing our deepwater rigs, while at the same time we have significantly modernized our jack-up fleet. Based on the strength of the market, we believe the construction of these premium jack-up units will augment our ability to offer a full range of services to our customers."

Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling. The Company's fleet of 45 offshore drilling rigs consists of 30 semisubmersibles, 14 jack-ups and one drillship.

Statements in this press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning construction costs, expected delivery dates, the construction option, execution of definitive construction contracts, and market conditions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including the risk that the letter of intent may not result in a binding contract, potential construction of a rig may not materialize, delays in construction or cost overruns may occur, and that the present favorable markets for the Company's services will not be maintained, or may not continue to improve. A discussion of additional risk factors that could impact these areas and the Company's overall business and financial performance can be found in the

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Company's reports and other filings with the Securities and Exchange
Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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